                                                                    EXHIBIT 99.1

PRESS RELEASE
(ALLIANCE RESOURCE
PARTNERS, L.P. LOGO)                        CONTACT:
                                            BRIAN L. CANTRELL
                                            Alliance Resource Partners, L.P.
                                            1717 South Boulder Avenue, Suite 600
                                            Tulsa, Oklahoma 74119
                                            (918) 295-7673
FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.
ANNOUNCES RECORD QUARTERLY RESULTS; INCREASES QUARTERLY CASH DISTRIBUTION TO $0.65 PER UNIT; AND RAISES GUIDANCE

TULSA, Oklahoma, July 22, 2004 - Alliance Resource Partners, L.P. (NASDAQ: ARLP) today reported net income of $22.9 million, or $1.25 per basic limited partner unit, for the second quarter ended June 30, 2004, compared to $8.5 million, or $0.47 per basic limited partner unit, for the 2003 second quarter. The second quarter 2004 results represent record quarterly net income for the Partnership and reflect a 168% increase in net income as compared to the same period last year. Income before income taxes for the 2004 second quarter improved to a record $23.6 million, an increase of 155% over the $9.2 million reported for the same quarter of 2003.

The Partnership also announced that its Board of Directors declared a quarterly cash distribution of $0.65 per unit for the second quarter ended June 30, 2004 (an annualized rate of $2.60), payable on August 13, 2004, to all unitholders of record as of August 2, 2004. This represents an increase of 4% over the $0.625 distribution per unit for the first quarter of this year (an annualized rate of $2.50) and a 24% increase since the distribution for the second quarter of 2003.

Revenues for the 2004 second quarter rose 22% to a record $162.5 million compared to $133.5 million in the same period last year. Revenues increased in the current quarter due to record tons of coal sold, 5.2 million tons in the 2004 second quarter compared to 4.7 million tons sold in the 2003 second quarter, and continued strength in spot prices in the export and Central Appalachian coal markets.

Record quarterly production of 5.2 million tons represents an increase of 12% over the 4.6 million tons produced during the comparable period last year. The Partnership continued to realize the benefits of previous capital and infrastructure investments through higher productivity at its Illinois Basin and East Kentucky operations. These increases were partially offset by the production loss associated with the idling of the Hopkins County Coal operation (See ARLP Press Releases, dated April 3 and June 2, 2003).

Operating expenses increased to $102.9 million for the second quarter of 2004 as compared to $94.9 million in the 2003 quarter. Increased operating expenses were primarily due to higher sales volumes and sales related expenses, increased maintenance expenses, and higher materials and supplies costs. Although total operating expenses increased in the current quarter, operating expenses per produced ton sold decreased by $0.17 per ton as compared to the same period last year. General and administrative expenses rose by $4.6 million during the second quarter of this year to $11.3 million as compared to $6.7 million during the same period of 2003. This expense increase was primarily a result of increased incentive compensation expense and was principally


                                     -MORE-
attributable to the increased market value of the Partnership's common units, which closed at $46.66 per unit on June 30, 2004.

For the six months ended June 30, 2004, the Partnership had net income of $41.1 million, or $2.25 per basic limited partner unit, compared to net income of $21.7 million, or $1.27 per basic limited partner unit, for the same period of 2003. Revenues were $320.4 million and coal sales were 10.3 million tons for the first six months of 2004, compared to $258.4 million and 9.2 million tons, respectively, for the same period of 2003.

The continuing strength in the U.S. coal markets has favorably impacted Alliance's financial results for the first half of this year. As a result of increased production, particularly at the Pattiki, Warrior, Gibson County and East Kentucky mines, the Partnership was able to benefit from robust market conditions by selling additional tons at higher prices. Revenues were further benefited by tons sold into the export market at substantially higher prices. For the six months ended June 30, 2004, higher total operating expenses were primarily due to increased sales volumes, maintenance expense, material and supplies costs, and sales related expenses. These increased costs were more than offset by higher prices during the first half of 2004, as average coal sales prices improved by $2.76 per ton compared to the six month period ended June 30, 2003.

Commenting on the Partnership's performance, Joseph W. Craft III, President and Chief Executive Officer said, "We have enjoyed a sustained period of high level performance as evidenced by Alliance recently being named to Business Week's annual list of '100 Best Growth Companies' for the second year in a row. I am extremely pleased that our strong performance has continued this year as we have reacted quickly to the opportunities presented by favorable market conditions. So far this year, we have achieved record results for revenues, net income, production tons, and tons sold. It is gratifying to share this success by increasing our distribution to unitholders for the third consecutive quarter."

Reflecting on the future, Mr. Craft added, "We remain well positioned for the rest of this year. Planned production increases are on schedule with deliveries from two third-party mining activities at Mettiki beginning earlier this month. Equipment additions have been completed at our Gibson County mine and are scheduled at our Pattiki mine later this quarter. We have committed essentially all of our estimated 2004 production of 20.6 million tons under existing coal sales agreements and continue to evaluate the market for additional opportunities. Based on our performance to date and current projections, we are increasing our estimate for 2004 net income to a range of $70.0 to $80.0 million."

Estimated net income for the year ending December 31, 2004 excludes any additional insurance recoveries for expenses and losses attributable to a mine fire that occurred earlier this year at the Dotiki mine. (See ARLP Press Releases, dated February 12, March 1, March 8, March 25, and April 23, 2004). Through June 30, 2004, the Partnership has recognized $3.1 million as recovery under its commercial insurance policies of certain expenses related to the Dotiki fire (net of a $3.5 million self-retention and deductible and 10% coinsurance). Alliance continues to work closely with its insurance underwriters in the adjustment of losses associated with and the recovery of additional insurance proceeds relating to the Dotiki mine fire. Although the Partnership expects to receive additional insurance proceeds, which may be material in amount, it can not give any assurances as to the eventual timing or amount of any such proceeds.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially.

                                     -MORE-

These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates mining complexes in Illinois, Indiana, Kentucky and Maryland.

FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR THE EFFECTS OF ANY ADVERSE CHANGE IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION OF EXISTING CONTRACTS; CUSTOMER BANKRUPTCIES AND/OR CANCELLATIONS OF, OR BREACHES TO EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICES AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; ANY UNANTICIPATED INCREASES IN TRANSPORTATION COSTS AND RISK OF TRANSPORTATION DELAYS OR INTERRUPTIONS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATION, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISKS OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 10.0% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL INSURANCE PROPERTY PROGRAM.



ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 FILED ON MARCH 12, 2004 WITH THE SEC. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.


                                     -MORE-

                ALLIANCE RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

         CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA
                  (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                    JUNE 30,                         JUNE 30,
                                                         -----------------------------     -----------------------------
                                                              2004             2003            2004             2003
                                                         ------------     ------------     ------------     ------------
TONS SOLD                                                       5,196            4,749           10,306            9,205
TONS PRODUCED                                                   5,185            4,643           10,297            9,633

SALES AND OPERATING REVENUES:
    Coal sales                                           $    149,325     $    122,589     $    293,864     $    237,039
    Transportation revenues                                     7,019            5,071           13,857            9,386
    Other sales and operating revenues                          6,202            5,811           12,649           11,971
                                                         ------------     ------------     ------------     ------------
        Total revenues                                        162,546          133,471          320,370          258,396
                                                         ------------     ------------     ------------     ------------

EXPENSES:
    Operating expenses                                        102,857           94,933          207,185          177,685
    Transportation expenses                                     7,019            5,071           13,857            9,386
    Outside purchases                                             799              370            1,864            1,389
    General and administrative                                 11,276            6,654           21,605           12,305
    Depreciation, depletion and amortization                   13,415           13,662           26,186           26,793
    Interest expense                                            3,836            3,990            7,679            7,957
                                                         ------------     ------------     ------------     ------------
        Total operating expenses                              139,202          124,680          278,376          235,515
                                                         ------------     ------------     ------------     ------------

INCOME FROM OPERATIONS                                         23,344            8,791           41,994           22,881
OTHER INCOME                                                      245              457              559              450
                                                         ------------     ------------     ------------     ------------
INCOME BEFORE INCOME TAXES                                     23,589            9,248           42,553           23,331
INCOME TAX EXPENSE                                                728              720            1,467            1,675
                                                         ------------     ------------     ------------     ------------
NET INCOME                                               $     22,861     $      8,528     $     41,086     $     21,656
                                                         ============     ============     ============     ============

GENERAL PARTNERS' INTEREST IN NET INCOME (LOSS)          $        457     $        170     $        822     $       (219)
                                                         ============     ============     ============     ============

LIMITED PARTNERS' INTEREST IN NET INCOME                 $     22,404     $      8,358     $     40,264     $     21,875
                                                         ============     ============     ============     ============

BASIC NET INCOME PER LIMITED PARTNER UNIT                $       1.25     $       0.47     $       2.25     $       1.27
                                                         ============     ============     ============     ============

DILUTED NET INCOME PER LIMITED PARTNER UNIT              $       1.22     $       0.45     $       2.18     $       1.23
                                                         ============     ============     ============     ============

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC         17,903,793       17,903,793       17,903,793       17,252,320
                                                         ============     ============     ============     ============

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-DILUTED       18,438,551       18,485,741       18,437,704       17,833,368
                                                         ============     ============     ============     ============


                                     -MORE-

                ALLIANCE RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except unit data)




                                     ASSETS

                                                              JUNE 30,     DECEMBER 31,
                                                                2004           2003
                                                             ----------    ------------
                                                             (UNAUDITED)

CURRENT ASSETS:
   Cash and cash equivalents                                  $  44,800      $  10,156
   Trade receivables, net                                        56,474         38,305
   Marketable securities                                         20,056         23,615
   Inventories                                                   16,020         14,527
   Advance royalties                                              1,108          1,108
   Prepaid expenses and other assets                                925          3,432
                                                              ---------      ---------
         Total current assets                                   139,383         91,143

PROPERTY, PLANT AND EQUIPMENT AT COST                           493,551        474,357
LESS ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION      (269,456)      (251,567)
                                                              ---------      ---------
                                                                224,095        222,790
OTHER ASSETS:
   Advance royalties                                             15,288         12,439
   Coal supply agreements, net                                    4,084          5,445
   Other long-term assets                                         4,209          4,637
                                                              ---------      ---------
                                                              $ 387,059      $ 336,454
                                                              =========      =========

                        LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                           $  29,063      $  22,651
   Due to affiliates                                             19,925         13,546
   Accrued taxes other than income taxes                         11,738         10,375
   Accrued payroll and related expenses                          13,541         11,095
   Accrued interest                                               5,402          5,402
   Workers' compensation and pneumoconiosis benefits              5,949          5,905
   Other current liabilities                                      8,654          5,739
                                                              ---------      ---------
         Total current liabilities                               94,272         74,713
                                                              ---------      ---------

LONG-TERM LIABILITIES:
   Long-term debt, excluding current maturities                 180,000        180,000
   Accrued pneumoconiosis benefits                               18,569         17,633
   Workers' compensation                                         25,883         22,819
   Reclamation and mine closing                                  25,655         21,717
   Due to affiliates                                              7,298          3,735
   Other liabilities                                              3,577          3,280
                                                              ---------      ---------
         Total liabilities                                      355,254        323,897
                                                              ---------      ---------

                          COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL (DEFICIT):
   Common Unitholders 14,692,527 units outstanding              278,666        263,071
   Subordinated Unitholder 3,211,266 units outstanding           61,819         58,411
   General Partners                                            (304,891)      (305,034)
   Unrealized loss on marketable securities                        --             (102)
   Minimum pension liability                                     (3,789)        (3,789)
                                                              ---------      ---------
         Total Partners' capital (deficit)                       31,805         12,557
                                                              ---------      ---------
                                                              $ 387,059      $ 336,454
                                                              =========      =========


                                     -MORE-

                ALLIANCE RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                       SIX MONTHS ENDED
                                                                           JUNE 30,
                                                                     ----------------------
                                                                       2004          2003
                                                                     --------      --------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                          $ 75,467      $ 43,727
                                                                     --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property, plant and equipment                         (25,114)      (20,019)
    Purchase of Warrior Coal                                               --       (12,661)
    Proceeds from sale of property, plant and equipment                   458           463
    Proceeds from maturity of marketable securities                     3,661            --
    Proceeds from assumption of liability                               2,112            --
                                                                     --------      --------
        Net cash used in investing activities                         (18,883)      (32,217)
                                                                     --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from common unit offering to public                           --        53,965
    Cash contribution by General Partners                                  --             9
    Payments on Warrior Coal revolving credit agreement balance            --       (17,000)
    Borrowings under revolving credit facility and working
     capital facilities                                                    --        10,600
    Payments under revolving credit facility and working capital
     facilities                                                            --       (10,600)
    Payments on long-term debt                                             --        (7,500)
    Distributions to Partners                                         (21,940)      (17,844)
                                                                     --------      --------
        Net cash provided by (used in) financing activities           (21,940)       11,630
                                                                     --------      --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                34,644        23,140

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                       10,156         9,028

                                                                     --------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                           $ 44,800      $ 32,168
                                                                     ========      ========

CASH PAID FOR:
    INTEREST                                                         $  7,614      $  8,138
                                                                     ========      ========
    INCOME TAXES TO TAXING AUTHORITIES                               $  1,300      $  1,625
                                                                     ========      ========

                                     -MORE-

                                                                    EXHIBIT 99.1


Reconciliation of GAAP "Cash Flows Provided by Operating Activities" to non-GAAP "EBITDA" and Reconciliation of Non-GAAP "EBITDA" to GAAP "Net Income" (in thousands).

                                                 THREE MONTHS ENDED           SIX MONTHS ENDED
                                                       JUNE 30,                    JUNE 30,
                                                ----------------------      ----------------------
                                                  2004          2003          2004          2003
                                                --------      --------      --------      --------
Cash flows provided by operating activities     $ 40,934      $ 30,680      $ 75,467      $ 43,727
Reclamation and mine closing                        (333)         (335)         (667)         (670)
Coal inventory adjustment to market                   --          (311)           --          (335)
Other                                                 62           457             8          (266)
Net effect of working capital changes             (4,387)       (8,301)       (7,536)        5,993
Interest expense                                   3,836         3,990         7,679         7,957
Income taxes                                         728           720         1,467         1,675
                                                --------      --------      --------      --------
EBITDA                                            40,840        26,900        76,418        58,081
Depreciation, depletion and amortization         (13,415)      (13,662)      (26,186)      (26,793)
Interest expense                                  (3,836)       (3,990)       (7,679)       (7,957)
Income taxes                                        (728)         (720)       (1,467)       (1,675)
                                                --------      --------      --------      --------
Net income                                      $ 22,861      $  8,528      $ 41,086      $ 21,656
                                                ========      ========      ========      ========


EBITDA is defined as income before net interest expense, income taxes and depreciation, depletion and amortization. Management believes EBITDA is a useful indicator of its ability to meet debt service and capital expenditure requirements and uses EBITDA as a measure of operating performance. EBITDA should not be considered as an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles. EBITDA is not intended to represent cash flow and does not represent the measure of cash available for distribution. The Partnership's method of computing EBITDA may not be the same method used to compute similar measures reported by other companies, or EBITDA may be computed differently by the Partnership in different contexts (i.e. public reporting versus computation under financing agreements).


                                     -END-